Exhibit E

Commitment Letter

CONFIDENTIAL

June 14, 2013

Par Petroleum Corporation

1301 McKinney, Suite 2025

Houston, Texas 77010

Attention: R. Seth Bullock

Private Placement of $200,000,000 of Shares of Common Stock

Ladies and Gentlemen:

1.         Acquisition. Reference is made to the Membership Interest Purchase Agreement, dated as of June 17, 2013 (the “MIPA”), by and among Hawaii Pacific Energy, LLC,a Delaware limited liability company (“Buyer”), Tesoro Corporation (“Seller”), Tesoro Hawaii, LLC (“Target”) and Par Petroleum Corporation, a Delaware corporation (“you” or the “Company”), pursuant to which Buyer will acquire all of the issued and outstanding equity interests of Target from Seller (the “Acquisition”).

2.         Private Placement. In connection with the Acquisition, the Company is proposing to make a private placement (the “Offering”) of $200,000,000 of shares of the Company’s common stock (“Common Stock”), par value $0.01 per share, to institutional accredited investors pursuant to the exemptions from registration provided in the Securities Act of 1933, as amended (the “Securities Act”).

3.         Commitment. Each of the undersigned investors (the “Investors”) is pleased to offer the Company its binding commitment and agreement to purchase in the aggregate $200,000,000 of shares of the Common Stock in the Offering, at a price of $1.39 per share, as set forth on the commitment schedule attached hereto (the “Commitment”), for the purposes and upon and subject to the terms and conditions set forth in this letter (this “Commitment Letter”) and in the Summary of Terms and Conditions attached as Exhibit A hereto and incorporated herein by this reference (the “Summary of Terms”). This Commitment Letter is being delivered to you to induce the Company and Buyer to enter into the MIPA. Each Investor’s commitment to purchase under this Commitment Letter is several and not joint; for the avoidance of doubt, references in this Commitment Letter to the Investors and to the rights and obligations of the Investors shall be deemed to refer to each of the Investors individually and not jointly.

4.         Investment Representations. Each Investor represents severally and not jointly that such Investor: (a) is an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (5), (6), (7) and/or (8) of Regulation D under the Securities Act; (b) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Commitment and the shares of Common Stock contemplated thereby, and has so evaluated the merits and risks of the Commitment; (c) been given access to and an opportunity to examine such documents, materials and information concerning the Company, the Target and the Acquisition as the Investor deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, to the extent that the Company possesses such information, has carefully reviewed and understands these materials and has had answered to the Investor’s full satisfaction any and all questions regarding such information; (d) made such independent investigation of the Company, its management, and related matters as the Investor deems to be necessary or advisable in connection with the Commitment, and is able to bear the economic and financial risk of the Commitment and the shares of Common Stock contemplated thereby; (e) has not been offered the shares of Common Stock contemplated by the Commitment by any means of general solicitation or general advertising; and (f) were solicited or became aware of this investment either through (1) a substantive, pre-existing relationship with the Company, (2) direct contact with the Company or its agents outside of any public offering effort, and/or (3) through contacts by the Company not identified through any public offering.

5.         Use of Proceeds. The proceeds of the Commitment will be used by the Company (a) to fund the Acquisition, (b) to repay indebtedness and other obligations of the Company and its affiliates outstanding under the Company’s Delayed Draw Term Loan Credit Agreement dated as of August 31, 2012 (as amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time, (the “Exit Facility”), and (c) for working capital and general corporate purposes of the Company and its subsidiaries.

6.         Conditions. The Commitment shall be subject to consummation of the Acquisition substantially consistent with the terms of the MIPA.

7.         Reimbursement of Fees and Expenses. By executing this Commitment Letter, you agree to reimburse the Investors from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of counsel to the Investors) incurred in connection with the preparation and negotiation of the definitive documentation for the Offering and the consummation of the transactions contemplated hereby and thereby.

8.         Confidentiality. This Commitment Letter and the contents hereof and thereof are confidential and, except for disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained by you, Buyer, Seller, or Target in connection with the MIPA and the Acquisition or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, that nothing shall prevent or delay you or the Investors from disclosing this Commitment Letter and the contents hereof as required by applicable law; provided, further, that the disclosing party shall provide a copy of any such required disclosure to the non-disclosing party prior to any public disclosure. You acknowledge that the Investors or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. Each Investor agrees to not disclose confidential information obtained from you, except as contemplated by the provisos in the preceding sentence, and that we will treat confidential information relating to you and your affiliates with the same degree of care as we treat our own confidential information.

9.         Parties in Interest; Third Party Beneficiaries. This Commitment Letter is for the sole benefit of and shall be binding upon the Company and the Investors and their respective successors and permitted assigns. Nothing in this Commitment Letter, express or implied, is intended to or shall confer upon any person other than the Company, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Commitment Letter. In no event shall this Commitment Letter or the Commitment hereunder be enforced by any person unless each of the other unfunded Commitments hereunder are being concurrently enforced by such person. Notwithstanding anything to the contrary in this Commitment Letter, the aggregate liability of each Investor hereunder shall not exceed the amount set forth opposite such Investor’s name on Schedule of Commitments attached hereto.

10.       Termination. The obligation of the Investors to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the MIPA in accordance with its terms, (b) the closing of the Offering, at which time the obligation will be fulfilled, or (c) September 30, 2013.

11.       Survival. The provisions of Sections 7, 8 and 9 shall remain in full force and effect regardless of whether any definitive documentation for the Offering shall be executed and delivered, and shall survive notwithstanding the termination of this Commitment Letter.

12.       Severability. If any term or provision of this Commitment Letter is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Commitment Letter or invalidate or render unenforceable such term or provision in any other jurisdiction; provided, that if the obligation to fund the Commitment under this Commitment Letter is unenforceable with respect to any Investor, it shall be unenforceable with respect to all Investors.

13.       Amendment. This Commitment Letter may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

14.       Governing Law. This Commitment Letter shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

15.       WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS COMMITMENT LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.       No Assignment. The Commitment evidenced by this Commitment Letter shall not be assignable by the Company or any Investor (other than to an affiliate of any such Investor, which shall not be restricted hereunder) without each Investor’s prior written consent, and the granting of such consent in a given instance shall be solely in the discretion of each Investor. Any purported assignment of this Commitment in contravention of this Section shall be void.

17.       Counterparts. This Commitment Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Commitment Letter delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Commitment Letter.

THIS WRITTEN AGREEMENT (WHICH INCLUDES THE SUMMARY OF TERMS) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

Very truly yours,

ZCOF PAR PETROLEUM HOLDINGS, L.L.C.

By:	/s/ Jon D. Wasserman

Name:	Jon D. Wasserman
Title:	Vice President

WHITEBOX ADVISORS LLC

Whitebox Concentrated Convertible Arbitrage Partners, LP

By: Whitebox Concentrated Convertible Arbitrage Advisors, LLC
Its: General Partner

By Whitebox Advisors, LLC
Its Managing Member

By Mark Strefling
Its: Chief Legal Officer

/s/ Mark Strefling

Whitebox Special Opportunities Fund, LP – Series O

By: Whitebox Special Opportunities Advisors, LLC
Its: General Partner

By Whitebox Advisors, LLC
Its Managing Member

By Mark Strefling
Its: Chief Legal Officer

/s/ Mark Strefling

Whitebox Asymmetric Partners, LP

By Whitebox Asymmetric Advisors, LLC
Its Managing Member

By Whitebox Advisors, LLC
Its Managing Member

By Mark Strefling
Its: Chief Legal Officer

/s/ Mark Strefling

Whitebox Credit Arbitrage Partners, LP

By: Whitebox Credit Arbitrage Advisors, LLC
Its: General Partner

By Whitebox Advisors, LLC
Its Managing Member

By Mark Strefling
Its: Chief Legal Officer

/s/ Mark Strefling

Pandora Select Partners, LP

By: Pandora Select Advisors, LLC
Its: General Partner

By Whitebox Advisors, LLC
Its Managing Member

By Mark Strefling
Its: Chief Legal Officer

/s/ Mark Strefling

Whitebox Multi-Strategy Partners, LP

By: Whitebox Multi-Strategy Partners, LLC
Its: General Partner

By Whitebox Advisors, LLC
Its Managing Member

By Mark Strefling
Its: Chief Legal Officer

/s/ Mark Strefling

Whitebox Institutional Partners, LP

By Whitebox Advisors, LLC
Its General Partner

By Mark Strefling
Its: Chief Legal Officer

/s/ Mark Strefling

ICQ INVESTMENTS 10

By:	/s/ Kevin Foster

Name:	Kevin Foster
Title:	COO

MC PAR LLC

By:	/s/ Wendy Kane

Name:	Wendy Kane
Title:	Designated Person

BAMBOULA PARTNERS LP

By:	/s/ Lewis M. Linn
Name: Lewis M. Linn
Title: President

HIGHBRIDGE INTERNATIONAL LLC

By:	Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jonathan Segal
Name: Jonathan Segal Title: Managing Director

LEON COOPERMAN

By:	/s/ Leon Cooperman
Name:
Title:

CHATHAM EUREKA FUND L.P.

By:	/s/ Kevin O’Malley
Name: Kevin O’Malley
Title: Member

BERNARD OSHER TRUST DTD 3/8/88

By:	/s/ Bernard Osher
Name: Bernard Osher
Title: Trustee

THIRD AVENUE SPECIAL SITUATIONS (MASTER) FUND, L.P.

By:	/s/ W. James Hall
Name: W. James Hall
Title: General Counsel

THE JERALD AND MELODY HOWE WEINTRAUB REVOCABLE TRUST

By:	/s/ Jerald M. Weintraub
Name:
Title:

JACOBY ENTERPRISES INC.

By:	/s/ Jon E. M. Jacoby
Name: Jon E. M. Jacoby
Title: President

HOWARD BERKOWITZ

By:	/s/ Howard Berkowitz
Name:
Title:

GROUNDLAYER CAPITAL INC.

By:	/s/ Robert Grundleger
Name: Robert Grundleger
Title: President

DIANE B. WILSEY REVOCABLE TRUST DTD 5/14/02

By:	/s/ Diane B. Wilsey
Name: Diane B. Wilsey
Title: Trustee

JBAB HOLDINGS LLP

By:	/s/ Jerome Blanik
Name: Jerome Blanik, Trustee
Title: Jerome Blanik Revocable Trust, General Partner

COUGAR CAPITAL LLC

By:	/s/ Emanuel E. Geduld
Name: Emanuel E. Geduld
Title: Sr. Managing Member

L. RICHARD FRIED, JR.

By:	/s/ L. Richard Fried, Jr.
Name: L. Richard Fried, Jr.
Title: Individual

BLACK SWAN ALTERNATIVES, LLC

By:	/s/ Harvey R. Heller
Name: Harvey R. Heller
Title: Managing General Partner

WILL K. WEINSTEIN REVOCABLE TRUST

By:	/s/ Will K. Weinstein
Name: Will K. Weinstein
Title: Trustee

JWLP INVESTMENTS, LTD.

By:	/s/ James W. Haywood
Name: James W. Haywood
Title: President

FILBERT PARTNERSHIP, LP - Fund 2

By:	/s/ David E. Park
Name: David E. Park, III
Title: Authorized Signatory

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

PAR PETROLEUM CORPORATION

By:	/s/ R. Seth Bullock
Name: R. Seth Bullock
Title: Chief Financial Officer

EXHIBIT A

SUMMARY OF TERMS AND CONDITIONS

PAR PETROLEUM CORPORATION

$200,000,000 PRIVATE PLACEMENT

Capitalized terms not otherwise defined herein have the same meanings as specified therefor in the commitment letter (the “Commitment Letter”) to which this Summary of Terms and Conditions is attached.

ISSUER:	Par Petroleum Corporation (the “Company”).

INVESTORS:	“Accredited investors” as defined in Rule 501(a)(1), (2), (3), (5), (6), (7) and/or (8) of Regulation D under the Securities Act (the “Investors”).

SECURITIES OFFERED:	Shares (the “Shares”) of Common Stock.

PRICE PER SHARE:	The price per Share will be $1.39.

NATURE OF THE OFFERING:	A private placement of $200,000,000 of Common Stock to the Investors in accordance with Rule 506 of Regulation D or Section 4(a)(2) of the Securities Act (the “Offering”). Participation by the Investor in the Offering is subject to the restrictions contained in Article 11 of the Company’s Amended and Restated Certificate of Incorporation (the “Company Charter”) and such other transfer restrictions as may be imposed by the Company to ensure compliance with such Article 11.

PURPOSE:	The proceeds of the Offering will be used to fund the Acquisition, to repay indebtedness outstanding and other obligations under the Exit Facility, and for working capital and general corporate purposes as set forth in the Commitment Letter.

LISTING:	The Common Stock currently trades under the symbol “PARR” on the OTC Bulletin Board. The Shares will also trade under the symbol “PARR” on the OTC Bulletin Board.

REGISTRATION RIGHTS:

As soon as reasonably practicable after the Closing Date, but in any event no later than 60 calendar days after the Closing Date, the Company will prepare and file a registration statement (the “Initial Registration Statement”) on Form S-1 (or such other comparable form) with the Securities and Exchange Commission (“SEC”) for the resale of the Shares (the “Registrable Securities”).

The Company shall use its commercially reasonable efforts to (i) have the Initial Registration Statement declared effective as promptly as practicable after filing thereof, but in no event later than (a) 180 days after the Closing Date, or (b) if earlier, 5 business days after the date on which the SEC informs the

Company (I) that the SEC will not review the Initial Registration Statement or (II) that the Company may request the acceleration of the effectiveness of the Initial Registration Statement and the Company makes such request and (ii) cause the Initial Registration Statement to continue to be effective until the earlier to occur of the following (a) the Investors have sold all of the Registrable Securities, (b) all of the Registrable Securities covered by such Registration Statement may be sold by the Investors without volume restrictions pursuant to Rule 144 of the Securities Act or (c) the third anniversary of the Closing Date (the

2

“Effectiveness Period”).

If the Initial Registration Statement (i) is not filed, (ii) is not declared effective, or (iii) does not remain effective, by or for the respective dates set forth above, then, from such date, for each day that the Company is not in compliance with its obligations hereunder, the Company shall pay the Investors with respect to such failure, as liquidated damages and not as a penalty, an amount in cash equal to 0.25% of the Investor’s pro rata share of the gross proceeds of the Offering (the “Offering Size”) per calendar month or portion thereof that noncompliance persists up to a maximum amount of 0.75% of the Investor’s pro rata share of the Offering Size. Unless the resale of the Shares issued in the Offering has been previously registered, as contemplated above, and any securities laws legends on the stock certificates representing such Shares removed, then at any time following (x) the six-month anniversary of the Closing Date, upon request of an Investor who is not an affiliate (as defined under Rule 144 of the Securities Act) of the Company at the time of or during the three months prior to that time, the Company shall remove any legends on the stock certificates representing Shares issued in the Offering to such Investor, provided that the Company is in compliance with its disclosure requirements under applicable federal securities laws as of such date and (y) after the twelve-month anniversary of the Closing Date upon request of an Investor who is not an affiliate (as defined under Rule 144 of the Securities Act) of the Company at the time of or during the three months prior to that time, the Company shall remove any legends on the stock certificates representing Shares issued in the Offering to such Investor.

Notwithstanding anything herein to the contrary, the registration rights contemplated hereby will not be more favorable in any material respect than or otherwise inconsistent with the registration rights granted to the “Holders” under the Company’s Registration Rights Agreement dated August 31, 2012 and such “Holders” shall be treated pari passu or with priority with respect to the Investors and have priority over the Investors.

Notwithstanding the foregoing, if the SEC requires that the Company reduce the number of Shares included in the Initial Registration Statement as a condition to declaring the Initial Registration Statement effective, the Company shall have one year from the Closing Date to have a Registration Statement declared effective covering the resale of the Registrable Securities excluded from the Initial Registration Statement, and the penalties described above shall not begin to accrue with respect to such excluded shares until such date.

CLOSING DATE:	The closing of the Offering (the “Closing”) will take place no later than the final date for closing of the Acquisition set forth in the MIPA as of the date hereof or such other date as is mutually agreed upon by the Company and the Investors.

BOARD APPROVALS:	The Company’s Board of Directors has authorized and approved, or will authorize and approve prior to Closing, on a prospective basis, in accordance with Section 11.3 of the Company Charter, one or more Transfers (as defined in the Company Charter) of shares of Common Stock by any Investor beneficially owning at least 5% of the outstanding Common Stock of the Company (each a “5% Investor”) after the consummation of the

3

Offering[1] ; provided, that any such Transfer does not cause the Company to undergo a greater “owner shift” than the amount of “owner shift” allocated to each 5% Investor on Schedule 1 hereto, provided that the form of such approval shall be reasonably acceptable to the Investors that are also 5% Investors and the calculation of the amounts of such approval shall be consistent with footnote 2 below.[2]

CONDITIONS PRECEDENT TO CLOSING:	The Closing will be subject to satisfaction of the conditions precedent deemed appropriate by the Investors including, but not limited to, the following:

(a) Offering Documentation. The negotiation, execution and delivery of definitive documentation with respect to the Offering (the “Offering Documents”).

(b)      Consents. The Investors will have received evidence that all boards of directors, governmental, stockholder and material third party consents and approvals necessary in connection with the Offering Documents have been obtained.

(c) Acquisition. The Acquisition will have been consummated.

(d)     Company Charter Amendments. The Company Charter will be amended to (1) increase the number of authorized shares of Common Stock to permit the Offering; and (2) delete or revise portions of Article 11 to enable the Board of Directors to approve certain transfers by 5% Investors, including without limitation, the pre-approval of transfers on a prospective basis.

(e)      Warrants. The Company shall have taken such actions as are necessary to amend that certain Warrant Issuance Agreement dated as of August 31, 2012 between the Company and certain purchasers of warrants (the “Warrant Agreement”), in order to waive the application of the anti-dilution rights set forth in Section

[1]	The Company and the Investors agree that, prior to the consummation of the Offering, the Company Charter will be amended to remove the ability of the Initial Five-Percent Shareholders to Transfer Company Securities (as such terms are defined in the Company Charter) without the prior approval of the Company’s Board of Directors.

[2]	Amounts on Schedule 1 will be determined by the Company and the 5% Investors based on a model calculating the maximum “owner shift” possible, consisting of an aggregate of the aggregate number of shares of Common Stock issued and outstanding as of the date hereof, increased by (1) the amount of shares of Common Stock issued in the Offering, (2) 24,704,361 shares of Common Stock that would be issued to disputed claimants if all disputed claims currently outstanding were settled at their face amount, and (3) the maximum number of shares reserved for management and other employees as incentive compensation, currently estimated at no more than 7,000,000 shares of Common Stock based upon the current business model, and adjusted by such other transactions or contingencies as the Company and the 5% Investors may mutually agree upon. The Company and the 5% Investors agree that, assuming all such shares are issued and outstanding on the date of the Offering as contemplated under the model, the amount of “owner shift” allocated among the 5% Investors shall not be in excess of the amount of “owner shift” that would cause the Company to undergo an aggregate “owner shift” of more than 44%; provided, however, that 2/3 of the 5% Investors (by shareholdings) can agree to reduce the aggregate amount of owner shift that the 5% Investors are permitted to cause in the aggregate. The Company and the 5% Investors further agree that the aggregate permitted “owner shift” shall be apportioned among the Initial Five-Percent Shareholders (as defined in the Company Charter) pro rata based on each such 5% Investor’s ownership of the Company following the Offering.

4

4.5 of the Warrant Agreement with respect to the Shares issued in the Offering.

(f)       Board Approvals. The Company’s Board of Directors shall have taken all actions necessary to duly and validly approve certain transfers by 5% Investors on a prospective basis, referenced in the Board Approvals section above, provided that the form of such approvals shall be in a manner reasonably acceptable to the Investors that are also 5% Investors and the calculation of such approvals shall be consistent with footnote 2 above.

(g)      Registration Rights. The Company shall have taken such actions as are necessary to amend or obtain waivers under that certain Registration Rights Agreement dated as of August 31, 2012 between the Company and the stockholders executing such agreement (the “Registration Rights Agreement”), in order to waive the application of piggyback registration rights under Section 2.2 of the Registration Rights Agreement with respect to the Initial Registration Statement covering the Shares issued in the Offering.

COVENANTS OF THE PARTIES:

The Investors covenant and agree to vote shares of Common Stock held by them in favor of, or otherwise consent to, the amendments set forth above to the (1) Company Charter, (2) Warrant Agreement and (3) Registration Rights Agreement.

The Company covenants and agrees to comply at all time and in all respects with its disclosure requirements under applicable federal securities laws.

REPRESENTATIONS AND WARRANTIES/COVENANTS/INDEMNITY:	Usual and customary for transactions of this type.

GOVERNING LAW:	State of Delaware.

INDEMNIFICATION:	The Company agrees to indemnify and hold the Investors, their affiliates, and any of their respective officers, directors, employees, agents, representatives, successors, members, stockholders and partners (each, a “Investor Indemnitee”) harmless from and against any and all losses, claims, damages and liabilities, joint or several (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Losses”), to which any Investor Indemnitee may become subject to the extent resulting from, due to or based upon Investors having entered into this Commitment Letter or agreeing to purchase securities of the Company under the Securities Act, the Securities Exchange Act of 1934, as amended, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses arise out of or are based upon (i) any inaccuracy in, breach of or failure to comply with, any representation, warranty, or covenant made by the Company in this Commitment Letter, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement or the prospectus included therein (the “Prospectus”) (as amended or supplemented, if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the

5

statements therein, in light of the circumstances in which they were made, not misleading, except insofar as any such untrue statement or omission or alleged untrue statement or omission was made in such Initial Registration Statement or Prospectus, or such amendment or supplement in reliance upon, and in conformity with, information furnished in writing to the Company by Investors expressly for use therein.

Each Investor severally and not jointly agrees to indemnify and hold the Company, its affiliates, any of its or their affiliates, and any of its or their respective officers, directors, employees, agents, representatives, successors, members, stockholders and partners (each, a “Company Indemnitee”) harmless from and against any and all Losses to which any Company Indemnitee may become subject insofar as such Losses arise out of or are based upon (i) any inaccuracy in, breach of or failure to comply with, any representation, warranty, or covenant made to the Company in this Commitment Letter by such Investor and (ii) information furnished in writing to the Company by such Investor expressly for use in such Initial Registration Statement or Prospectus, or such amendment or supplement.

6